EXHIBIT 23.2


                              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Director Option Plan of Micro Linear Corporation of our report dated January 20, 1997, with respect to the financial statements and schedule of Micro Linear Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP
San Jose, California
August 11, 1998